EXHIBIT 10(am)

              THIRD AMENDMENT AND WAIVER TO SENIOR SECURED, SUPER-
                 PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                  THIRD AMENDMENT AND WAIVER, dated as of May 19, 2003 (this "Amendment"), to the DIP Credit Agreement referred to below among AGWAY, INC., a
 ---------
Delaware corporation, FEED COMMODITIES INTERNATIONAL LLC, a Delaware limited liability company, BRUBAKER AGRONOMIC CONSULTING SERVICE LLC, a Delaware limited liability company, AGWAY GENERAL AGENCY, INC., a New York corporation, COUNTRY BEST ADAMS, LLC, a Delaware limited liability company, COUNTRY BEST-DEBERRY LLC, a Delaware limited liability company, AGWAY ENERGY PRODUCTS LLC, a Delaware limited liability company, AGWAY ENERGY SERVICES-PA, INC., a Delaware corporation, and AGWAY ENERGY SERVICES, INC., a Delaware corporation, as Borrowers (collectively, the "Borrowers"), THE OTHER CREDIT PARTIES SIGNATORY THERETO (the "Credit Parties"), the lenders signatory thereto from time to time (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent ("Agent") and as a Lender.

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, Borrowers, the Credit Parties, the Lenders and Agent are parties to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of October 4, 2002 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"); and
                   --------------------

                  WHEREAS, the Agent and Lenders have agreed to amend the DIP Credit Agreement and to waive certain violations of the DIP Credit Agreement, in the manner, and on the terms and conditions, provided for herein;

           NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  Capitalized terms not otherwise defined herein shall
              -----------
have the meanings ascribed to them in the DIP Credit Agreement or Annex A thereto.

          2.  Waiver.  Agent  and  Lenders  hereby  waive,  as of the  Amendment
              ------
Effective Date (as defined below), all Events of Default arising solely from Borrowers failure to comply with the Financial Covenants referenced in Section
6.10 of the DIP Credit Agreement and set forth in Annex G, clause (b) (Minimum EBITDA (Agway Operations)) thereof for the Fiscal Months ended March 31, 2003 and April 30, 2003.

          3. Amendment. Annex A of the DIP Credit Agreement is hereby amended as
             ---------  -------
of the Amendment Effective Date (as defined below) by amending and restating the definition from Annex A of the DIP Credit Agreement set forth below in its
                  -------
entirety to read as set forth below:

          ""EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains (including pension income) that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) for any period ending on or before March 31, 2003, up to $53,000,000 of non-cash charges solely for purposes of calculating compliance with the financial covenants set forth in Section 6.10 and Annex G, and (d) the sum of
                                            ----     -------
(i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication and
(vii) Restructuring Charges for such period. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any

Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary."

        4.  Representations and Warranties. To induce Agent and Lenders to enter
            ------------------------------
into this Amendment, Borrowers hereby represent and warrant that:

                (a) The execution, delivery and performance by Borrowers of this Amendment (i) are within Borrowers' respective corporate powers, (ii) has been duly authorized by all necessary corporate and shareholder action, (iii) is not in contravention of any provision of any Borrower's charter or bylaws or equivalent organizational documents, (iv) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound; and (vi) does not require the consent or approval of any Governmental Authority or any other Person.

                (b) This Amendment has been duly executed and delivered by or on behalf of Borrowers.

                (c) This Amendment constitutes a legal, valid and binding obligation of Borrowers, enforceable against each of them in accordance with its terms.

                (d) No Default has occurred and is continuing after giving effect to this Amendment.

                (e) No action, claim or proceeding is now pending or, to the knowledge of Borrowers, threatened against Borrowers, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges Borrowers' right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of their obligations under this Amendment, the DIP Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the DIP Credit Agreement or any other Loan Document or an action taken under this Amendment, the DIP Credit Agreement or any other Loan Document or except for items on Disclosure Schedule (3.13) or notifications sent
                                -------------------------
to Agent since the Closing Date, which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Amendment. Except for items on Disclosure Schedule (3.13) or notifications
                                     -------------------------
sent to Agent since the Closing Date, to the knowledge of Borrowers, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                (f) The representations and warranties of the Borrowers contained in the DIP Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date (as hereinafter defined) with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        5.  No Other Amendments/Waivers.  Except  as  expressly provided herein,
            ---------------------------
(i) the DIP Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (ii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        6.  Outstanding Indebtedness; Waiver of Claims. Each  of  Borrowers  and
            ------------------------------------------
other Credit Parties hereby acknowledges and agrees that as of May 19, 2003, the aggregate outstanding principal amount of the Revolving Loan is $30,740,739.08 and that such principal amount is payable pursuant to the DIP Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.

        7.  Expenses.  Borrowers hereby reconfirm their obligations  pursuant to
            --------
Sections 1.9 and 11.3 of the DIP Credit Agreement to pay and reimburse Agent and
------------     ----
the Lenders for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        8.  Effectiveness.  This  Amendment shall become effective as of May 19,
            -------------
2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent of each of the following conditions:

                (a)  Amendment.  Agent  shall  have  received  six (6)  original
                     ---------
copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders and Borrowers.

                (b) Payment of Expenses.  Borrowers shall have paid to Agent all
                    -------------------
costs, fees and expenses invoiced and owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

                (c)  Representations  and  Warranties.  The  representations and
                     --------------------------------
warranties of or on behalf of the Borrowers in this Amendment shall be true and correct on and as of the Amendment Effective Date.

        9.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND  INTERPRETED
            -------------
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.  Counterparts.  This Amendment may be executed by the parties hereto
             ------------
on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                          BORROWERS


                          AGWAY, INC.
                          FEED COMMODITIES INTERNATIONAL LLC
                          BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                          COUNTRY BEST-DEBERRY LLC
                          AGWAY ENERGY PRODUCTS LLC
                          AGWAY ENERGY SERVICES-PA, INC.
                          AGWAY ENERGY SERVICES, INC.
                          COUNTRY BEST ADAMS, LLC
                          AGWAY GENERAL AGENCY, INC.


                          By:       /s/ KAREN J. OHLIGER
                                    ---------------------------
                          Name:         Karen J. Ohliger
                                    ---------------------------
                          Title:        Treasurer
                                    ---------------------------

                          LENDERS

                          COBANK, ACB


                          By:     /s/ KENNETH E. HIDE
                                  -----------------------------
                          Name:       Kenneth E. Hide
                                  -----------------------------
                          Title:      Vice President
                                  -----------------------------


                          COOPERATIEVE CENTRALE
                          RAIFFEISEN-BOERENLEENBANK
                          B.A., "Rabobank Nederland" New York Branch


                          By:
                                  -----------------------------
                          Name:
                                  -----------------------------
                          Title:
                                  -----------------------------


                          GMAC BUSINESS CREDIT, LLC


                          By:
                                  -----------------------------
                          Name:
                                  -----------------------------
                          Title:
                                  -----------------------------


                          GENERAL ELECTRIC CAPITAL
                          CORPORATION, as Agent and Lender


                          By:    /s/ PIETER SMIT
                                 ------------------------------
                          Name:      Pieter Smit
                                 ------------------------------
                          Title:  Its Duty Authorized Signatory

                                 EXHIBIT 10(an)

                                  AGWAY (LOGO)
             AGWAY INC. PO BOX 4933, SYRACUSE, NEW YORK 13221-4933

March 7, 2003


Donald P. Cardarelli
President and Chief Executive Officer
Agway, Inc.
P.O. Box 4933 Syracuse, New York 13221-4933


Dear Don:

This letter confirms the terms of your termination of employment from Agway, Inc. ("Agway").
       -----

1. Your employment with Agway and each of its subsidiaries shall terminate effective April 18, 2003 (the "Termination Date"). In addition, effective April 1, 2003, you shall resign (i) from Agway's board of directors and from the board of directors of any of Agway's subsidiaries on which you serve, and (ii) your position as an officer of Agway and as an officer of any of its subsidiaries.

2. On the Termination Date, Agway shall make a lump sum cash payment to you in the amount of $1,026,740, less all applicable withholdings. Such severance payment shall be in full satisfaction of any rights to severance pay to which you may be entitled, and you have agreed that you shall not have any claim for severance pay in addition to such payment. However, you shall be entitled to receive payment of your accrued and unpaid base salary through the Termination Date, less applicable withholdings.

3. During the one (1) year period following the Termination Date, Agway will permit you and your eligible dependents to continue your coverage under its medical plan at active employee rates (as such rates may change), provided you pay the required contributions. Following the expiration of such medical coverage, you and your eligible dependents will be eligible for COBRA continuation coverage.

4. In connection with your termination of employment, Agway will provide you with executive level career transition assistance services by a firm selected by you at a cost to Agway not to exceed $25,000.

5. Agway has determined that you shall not be entitled to any annual incentive for Agway's 2003 fiscal year or to any long-term incentive payment, and you have agreed to waive any claims you might have with respect to any such payments.

We thank you for your service to Agway and wish you the best of success in the future.


Sincerely,



/s/ GARY K. VAN SLYKE
---------------------
Gary K. Van Slyke
Chairman of the Board
Agway, Inc.



ACCEPTED  AND AGREED this
7th day of March 2003:



/s/ DONALD P. CARDARELLI
------------------------
Donald P. Cardarelli

                                 EXHIBIT 10(ao)

                                  AGWAY (LOGO)
             AGWAY INC. PO BOX 4933, SYRACUSE, NEW YORK 13221-4933


March 7, 2003



Michael R. Hopsicker
5248 Owera Point Drive
Cazenovia, NY  13035

Dear Mike:

As you know, over the past several months we have been in continuous negotiations with the Unsecured Creditors Committee (UCC) with respect to the Company's management incentive programs as well as other employee compensation and benefit related programs. Recently, the Company and the UCC reached agreement on modifications to these programs, which represent compromises from both sides. Today, we are filing a Motion with the U.S. Bankruptcy Court for the Northern District of New York to request the Court's approval of the proposed Agway/Committee agreement ("Agreement"). The Court hearing date to consider that Motion is expected to be March 25, 2003.

The proposed modifications that pertain to your incentive and benefit programs are summarized below. Additional details can be found in the enclosed Motion under the section titled: "Proposed Modification of the Compensation Programs."

   1. With respect to your current (FY 2003) annual incentive plan, the Agreement provides that all of the provisions of your plan remain in place except for the following modifications:

      - The Company must achieve a target EBITDAR of at least $26.1 million in order for payments to be made to you under your plan.
      - If a business unit or the Company exceeds its target EBITDAR by $2 million, affected eligible employees may be paid additional incentives. However, the aggregate incentive payments to all eligible management employees are capped at $5 million.
      - The change in control feature of your incentive plan (i.e., paragraph 4.c. in your "Incentive Plan for Period July 1, 2002 - June 30, 2003" dated September 4, 2002, as amended September 16, 2002) has been eliminated.
      - The long-term incentive payment (LTIP) feature of your incentive plan has been eliminated.

   2. For fiscal year 2004, the Agreement provides that:
      - The Company target EBITDAR would be no lower than fiscal 2003 (provided that all of the business units remain unchanged) and the maximum incentive payout to all eligible employees would be capped at $5 million.
      - A guaranteed minimum payment would be made to you at the earlier of confirmation of a plan of reorganization or if you are terminated without cause in conjunction with a sale of a business unit. That guaranteed minimum payment amount will be determined at a later date and communicated to you.

     Michael R. Hopsicker
     Page 2
     March 7, 2003


   3. Your separation compensation and ARB severance remains in place and it is intended under the Agreement that severance payments will be made in full as provided for under our severance programs and your incentive plan. However, the Agreement also provides that the total amount of severance that the Company can pay to eligible key employees is capped at $6.4 million, which amount can be revisited with the UCC or the Court if it is determined to be insufficient. We do believe, however, that the capped amount will be sufficient to address potential future severance costs for this group.

   4. The Agreement also modifies the Company's vacation policy with respect to eligible employees who leave Agway in calendar year 2003. For those employees, any remaining unused vacation due for calendar year 2003
                                     ------
         (which was accrued in 2002) will be treated as follows: 25% will be paid in cash upon termination and the remaining 75% will be a pre-petition unsecured claim against Agway.

Should you have any questions about the proposed Agreement or your benefits, please feel free to contact Eric Biegler at 449-6138. We will let you know as soon as the Court decides on our Motion.

Sincerely,


/s/ GARY K. VAN SLYKE
---------------------
Gary K. Van Slyke
Chairman of the Board

Enclosure

                                 EXHIBIT 10(ap)

                                  AGWAY (LOGO)
             AGWAY INC., PO BOX 4933 SYRACUSE, NEW YORK 13221-4933


May 16, 2003


Michael R. Hopsicker
5248 Owera Point Drive
Cazenovia, NY  13035

Dear Mike:

Last Friday, the U.S. Bankruptcy Court for the Northern District of New York approved modifications to Agway's employee compensation and benefit programs substantially as set forth in the Motion the Company filed with the Court on March 7, 2003. The only additional modification was a change requested by the United States Trustee, whose office administers all Chapter 11 cases filed in this district. That request, which was agreed to by the Official Committee of Unsecured Creditors and Agway, affects the timing, but not the amount, of fiscal 2003 incentive payments as described below.

The modifications to your incentive and benefit program, which are now approved by the Court, were summarized in my March 7th letter to you. The following provides some additional information with respect to your fiscal 2003 and 2004 incentive plans:

Fiscal 2003 Incentive Plan
--------------------------
     1) The Company must achieve at least 85% of its target EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization & Reorganization Charges) in order for payments to be made under the Company portion of your incentive plan. The Company's target EBITDAR is $32.4 million.
     2) Agway Energy Products must achieve at least 85% of its target EBITDAR in order for payments to be made under the Energy portion of your incentive plan. Energy's target EBITAR is $35.8 million.
     3) The Feed business (i.e., Feed & Nutrition, FCI, and TSPF) must achieve at least 85% of its target EBITDAR in order for payments to be made under the Feed (Agriculture) portion of your incentive plan. Feed's target EBITDAR is $6.3 million.
     4) The amount paid to you will be consistent with the terms of your incentive plan and determined and communicated to you in July 2003.
     5) The timing of payments will be as follows: a) one half of the Company incentive payment you earn for fiscal 2003 will be paid to you in August 2003, and the other half will be paid to you at the earlier of the confirmation of a Chapter 11 plan or your involuntary separation from employment with Agway; b) one half of the Energy incentive payment you earn for fiscal 2003 will be paid to you in August 2003, and the other half will be paid to you at the earlier of: i) the sale of the Energy business (if a decision is made to sell that business),
          ii) confirmation of a Chapter 11 plan; iii) your involuntary separation from employment or iv) December 26, 2003, which is the last payroll period for the calendar year; and c) one half of the Feed incentive payment you earn for fiscal 2003 will be paid to you in August 2003, and the other half will be paid to you at the earlier of:
          i) the sale of the Feed business; ii) confirmation of a Chapter 11 plan; or iii) your

Michael R. Hopsicker
Page 2
May 16, 2003


         involuntary separation from employment. In any event, the fiscal 2003 Energy incentive you earn will be paid to you in full no later than December 26, 2003. If you voluntarily leave prior to a plan confirmation, you will not be entitled to receive the second half of your fiscal 2003 Company and Feed incentive payments.

Fiscal 2004 Incentive Plan
--------------------------
     1) Your fiscal 2004 incentive plan will be developed during the normal business timeframe (i.e., July/August).
     2) Your fiscal 2004 incentive plan will include a Company target EBITDAR, an Energy target EBITDAR and a Feed target EBITDAR that will be no lower than the fiscal 2003 target EBITDARs noted above (provided that all of the business units remain unchanged).
     3) You will be eligible for a portion of your fiscal 2004 incentive to be paid as a guaranteed minimum amount of $150,004 (regardless of performance versus target) for remaining with the Company through the earlier of the sale of the Energy business (if a decision is made to sell that business) or plan confirmation. You will not be eligible for such payment if you are severed as part of a reduction in workforce (i.e., not as a result of a business sale transaction or plan of reorganization) prior to the earlier of the completion of the sale of Agway Energy Products or the confirmation of a Chapter 11 plan.
     4) If you are involuntarily separated from employment prior to the end of fiscal 2004, you will be entitled to receive the greater of a pro rata payment (using completed weeks of service during the incentive period) based upon your target incentive or the guaranteed minimum amount, if eligible; such pro rata payment is not to be duplicative of the minimum guaranteed amount.

Your separation compensation (100% of your base salary), ARB "severance" benefit (based on years of service as provided in the amended Company Severance Pay
Plan) and other benefits described in your annual incentive plan (excluding the long-term incentive payment and change-in-control features, which have been eliminated) remain in place. It is intended under the Compensation Motion that if you become eligible for separation/severance payments, such payments would be made in full upon termination. The Compensation Motion also provides that the total amount of severance that the Company can pay to eligible key employees is capped at $6.4 million, which amount can be revisited with the Official Committee of Unsecured Creditors or the Court if it is determined to be insufficient. We do believe, however, that the capped amount will be sufficient to address potential future severance costs for this group.

Should you have any questions about the Court approved Motion or your benefits, please feel free to contact Eric Biegler at 449-6138.

Sincerely,


/s/ GARY VAN SLYKE
-------------------
Gary K. Van Slyke
Chairman of the Board

cc:  Eric D. Biegler

                                 EXHIBIT 10(aq)

                                  [AGWAY LOGO]
             Agway Inc., PO BOX 4933, SYRACUSE, NEW YORK 13221-4933


March 7, 2003



Roy Lubetkin
8111 Verbeck Drive
Manlius, NY  13104

Dear Roy:

As you know, over the past several months we have been in continuous negotiations with the Unsecured Creditors Committee (UCC) with respect to the Company's management incentive programs as well as other employee compensation and benefit related programs. Recently, the Company and the UCC reached agreement on modifications to these programs, which represent compromises from both sides. Today, we are filing a Motion with the U.S. Bankruptcy Court for the Northern District of New York to request the Court's approval of the proposed Agway/Committee agreement ("Agreement"). The Court hearing date to consider that Motion is expected to be March 25, 2003.

The proposed modifications that pertain to your incentive and benefit programs are summarized below. Additional details can be found in the enclosed Motion under the section titled: "Proposed Modification of the Compensation Programs."

1. With respect to your current (FY 2003) annual incentive plan, your existing incentive targets and all other provisions of your plan remain in place; however, the Agreement provides for the following modifications subject to Court approval:
     - The Company must achieve a target EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Reorganization Charges) of at least $26.1 million in order for discretionary payments to be made to you under your plan.
     - If a business unit or the Company exceeds its target EBITDAR by $2 million, affected eligible employees may be paid additional incentives. However, the aggregate incentive payments to all eligible management employees are capped at $5 million.
     - The change in control feature of your incentive plan (i.e., paragraph 4.c. in your "Incentive Plan for Period July 1, 2002 - June 30, 2003" dated September 4, 2002, as amended September 16, 2002) has been eliminated.
     - The long-term incentive payment (LTIP) feature of your incentive plan has been eliminated.

Roy Lubetkin
Page 2
March 7, 2003



2.   For fiscal year 2004, the Agreement provides that:
     - The Company target EBITDAR would be no lower than fiscal 2003 (provided that all of the business units remain unchanged) and the maximum incentive payout to all eligible employees would be capped at $5 million.
     - A guaranteed minimum payment would be made to you at the earlier of confirmation of a plan of reorganization or if you are terminated without cause in conjunction with a sale of your business unit. That guaranteed minimum payment amount will be determined at a later date and communicated to you.

3. Your separation compensation (as described in your April 30, 2001 letter agreement, except for the LTIP payment) remains in place and it is intended under the Agreement that severance payments will be made in full as provided for under our severance programs and your incentive plan. However, the Agreement also provides that the total amount of severance that the Company can pay to eligible key employees is capped at $6.4 million, which amount can be revisited with the UCC or the Court if it is determined to be insufficient. We do believe, however, that the capped amount will be sufficient to address potential future severance costs for this group.

4. The Agreement also modifies the Company's vacation policy with respect to eligible employees who leave Agway in calendar year 2003. For those employees, any remaining unused vacation due for calendar year 2003 (which was accrued in 2002) will be treated as follows: 25% will be paid in cash upon termination and the remaining 75% will be a pre-petition unsecured claim against Agway.

Should you have any questions about the proposed Agreement or your benefits, please feel free to contact Eric Biegler at 449-6138. We will let you know as soon as the Court decides on our Motion.

Sincerely,

/s/ Michael R. Hopsicker
-------------------------
Michael R. Hopsicker
Chief Operating Officer

Enclosure

                                 EXHIBIT 10(ar)

                                  [AGWAY LOGO]

                AGWAY INC, PO BOX 4933, SYRACUSE, NY 13221-4933

MICHAEL R. HOPSICKER
CHIEF EXECUTIVE OFFICER AGWAY INC.
PRESIDENT, AGWAY ENERGY PRODUCTS



May 16, 2003


Roy S. Lubetkin
4535 Spruce Ridge Dr.
Manlius, NY  13104

Dear Roy:

Last Friday, the U.S. Bankruptcy Court for the Northern District of New York approved modifications to Agway's employee compensation and benefit programs substantially as set forth in the Motion the Company filed with the Court on March 7, 2003. The only additional modification was a change requested by the United States Trustee, whose office administers all Chapter 11 cases filed in this district. That request, which was agreed to by the Official Committee of Unsecured Creditors and Agway, affects the timing, but not the amount, of fiscal 2003 incentive payments as described below.

The modifications to your incentive and benefit program, which are now approved by the Court, were summarized in my March 7th letter to you. The following provides some additional information with respect to your fiscal 2003 and 2004 incentive plans:

Fiscal 2003 Incentive Plan
--------------------------
1) The Company must achieve at least 85% of its target EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization & Reorganization Charges) in order for payments to be made under the Agway Inc. portion of your incentive plan. The Company's target EBITDAR is $32.4 million.
2) The Country Products Group must achieve a target EBITDAR of at least ($0.1) million in order for payments to be made under the CPG portion of your incentive plan.
3) The amount paid to you will be consistent with the terms of your incentive plan and determined and communicated to you in July 2003.
4) The timing of payments will be as follows -- one half of the incentive payment you earn for fiscal 2003 will be paid to you in August 2003, and the other half will be paid to you at the earlier of: a) the sale of Country Products Group's businesses (if a decision is made to sell those businesses); b) confirmation of a Chapter 11 plan; or c) your involuntary separation from employment. If you voluntarily leave prior to the earlier of the sale of the CPG businesses or a plan confirmation, you will not be entitled to receive the second half of your fiscal 2003 incentive payment.

Roy S. Lubetkin
Page 2
May 16, 2003

Fiscal 2004 Incentive Plan
--------------------------

1) Your fiscal 2004 incentive plan will be developed during the normal business timeframe (i.e., July/August).
2) Your fiscal 2004 incentive plan will include a Company target EBITDAR and CPG target EBITDAR that will be no lower than the fiscal 2003 target EBITDARs noted above (provided that the businesses remain unchanged).
3) You will be eligible for a portion of your fiscal 2004 incentive to be paid as a guaranteed minimum amount of $175,006 (regardless of performance versus target) for remaining with the Company through the earlier of a completion of the sale of the CPG businesses (if a decision is made to sell those businesses) or the confirmation of a Chapter 11 plan. You will not be eligible for such payment if you are severed as part of a reduction in workforce (i.e., not as a result of a business sale transaction or plan of reorganization) prior to the earlier of the completion of the sale of the CPG businesses or the confirmation of a Chapter 11 plan.
4) If you are involuntarily separated from employment prior to the end of fiscal 2004, you will be entitled to receive the greater of a pro rata payment (using completed weeks of service during the incentive period) based upon your target incentive or the minimum guaranteed amount, if eligible; such pro rata payment is not to be duplicative of the minimum guaranteed amount.

Your separation compensation and benefits (as described in your April 30, 2001 letter agreement, excluding the LTIP payment) remain in place. It is intended under the Compensation Motion that if you become eligible for separation compensation such payments would be made in full upon termination. The Compensation Motion also provides that the total amount of severance that the Company can pay to eligible key employees is capped at $6.4 million, which amount can be revisited with the Official Committee of Unsecured Creditors or the Court if it is determined to be insufficient. We do believe, however, that the capped amount will be sufficient to address potential future severance costs for this group.

Should you have any questions about the Court approved Motion or your benefits, please feel free to contact Eric Biegler at 449-6138.

Sincerely,

/S/ Michael R. Hopsicker

Michael R. Hopsicker
Chief Executive Officer

cc:   Eric Biegler